                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                                October 27, 2001
                            (Date of report/date of
                            earliest event reported)


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                           SKY FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)
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
          Ohio                   001-14473           34-1372535
(State or other jurisdiction    (Commission         (IRS Employer
      of incorporation)         File Number)      Identification No.)
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                            221 South Church Street
                           Bowling Green, Ohio 43402
                    (Address of principal executive offices)



                                 (419) 327-6300
                        (Registrant's telephone number)



                                      N/A
                        (Former name or former address,
                         if changed since last report)
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Item 5.  Other Events.

On October 27, 2001, Sky Bank - Mid Am Region, a wholly-owned subsidiary of the registrant, completed its acquisition of ten branch offices of Standard Federal Bank N.A., representing total deposits of approximately $290 million. Nine of the offices are located in metropolitan Toledo, Ohio and one is in Fremont, Ohio. Standard Federal Bank will retain substantially all loans associated with the branches. Sky Bank had announced its agreement to acquire the branches on July 11, 2001.


Item 7.  Financial Statements and Exhibits.

  Exhibit 99.1 Text of press release, dated October 29, 2001, issued by Sky Bank - Mid Am Region, a wholly owned subsidiary of the registrant.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 SKY FINANCIAL GROUP, INC.


Date: November 15, 2001     By: /s/ W. Granger Souder, Jr.
                                ------------------------------------------------
                                    W. Granger Souder, Jr.
                                    Executive Vice President and General Counsel